Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 29th day of January, 2024.

Meridian Investments Corporation

By:	/s/ Mulyadi Tjandra
Name:	Mulyadi Tjandra
Title:	Director

Ascend Global Investment Fund SPC for and on behalf of Strategic SP

By:	/s/ Mulyadi Tjandra
Name:	Mulyadi Tjandra
Title:	Director

Ascend Capital Advisors (S) Pte. Ltd.

By:	/s/ Mulyadi Tjandra
Name:	Mulyadi Tjandra
Title:	Director

Ascend Financial Holdings Limited

By: EFS ASIA V LTD, Director

By:	/s/ Reeja Prathiban
Name:	Reeja Prathiban
Title:	Authorized Signatory

/s/ Halim Susanto
Halim Susanto